UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

IBI ACQUISITIONS INC.

 (Name of Small Business Issuer in its charter)

Colorado	26-2666328
(State or other jurisdiction of incorporation or formation)	(I.R.S. employer identification number)
3250 W. 114th Circle Unit D Westminster, CO
80031
(Address of principal executive offices)	(Zip Code)

  Registrant’s telephone number, including area code:  (303) 469-7758

Copies to:

Gary S. Joiner, Esq.

Frascona Joiner Goodman and Greenstein, P.C.

4750 Table Mesa Drive

Boulder, Colorado 80305

(303) 494 3000

Securities to be registered under Section 12(b) of the Act: none

Securities to be registered under Section 12(g) of the Exchange Act:

100,000,000 Common Stock, no par value

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer of a smaller reporting company.  See definitions of “large accelerated filer,”  “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]

Accelerated Filer [ ]

Non-accelerated filer [ ]

Smaller reporting company [X]

TABLE OF CONTENTS

ITEM 1.

BUSINESS

3

ITEM 1A

RISK FACTORS

6

ITEM 2

FINANCIAL INFORMATION

11

ITEM 3.

 PROPERTIES.

13

ITEM 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.  13

ITEM 5.

DIRECTORS AND EXECUTIVE OFFICERS

15

ITEM 6.

 EXECUTIVE COMPENSATION.

17

ITEM 7.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, DIRECTOR INDEPENDENCE  17

ITEM 8.

LEGAL PROCEEDINGS

18

ITEM 9.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.  18

ITEM 10.

RECENT SALES OF UNREGISTERED SECURITIES.

18

ITEM 11.

DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

19

ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

20

ITEM 13.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

21

ITEM 14.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.  30

ITEM 15.

FINANCIAL STATEMENTS AND EXHIBITS

30

SIGNATURES

31

ITEM 1.

BUSINESS

(a) Business Development

IBI Acquisitions, Inc., (“we”, “us”, “our”, the “Company” or the “Registrant”) was incorporated in the State of Colorado on May 22, 2008. Since inception, the Company has been engaged in organizational efforts and obtaining initial financing. The Company was formed as a vehicle to pursue a business combination and has made no efforts to identify a possible business combination. As a result, the Company has not conducted negotiations or entered into a letter of intent concerning any target business. The business purpose of the Company is to seek the acquisition of, or merger with, an existing company.

(b) Business of Issuer

The Company, based on proposed business activities, is a “blank check” company. The U.S. Securities and Exchange Commission (the “SEC”) defines those companies as “any development stage company that is issuing a penny stock, within the meaning of Section 3(a)(51) of the Exchange Act of 1934, as amended, (the “Exchange Act”) and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies.” Under SEC Rule 12b-2 under the Securities Act of 1933, as amended (the “Securities Act”), the Company also qualifies as a “shell company,” because it has no or nominal assets (other than cash), and no or nominal operations. Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination. The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as we are subject to those requirements.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. The Company’s principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

As of this date, the Company has not entered into any definitive agreement with any party, nor have there been any specific discussions with any potential business combination candidate regarding business opportunities for the Company. The Company has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. In its efforts to analyze potential acquisition targets, the Company will consider the following kinds of factors:

(a) Potential for growth, indicated by new technology, anticipated market expansion or new products;

(b) Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

(c) Strength and diversity of management, either in place or scheduled for recruitment;

(d) Capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

(e) The cost of participation by the Company as compared to the perceived tangible and intangible values and potentials;

(f) The extent to which the business opportunity can be advanced;

(g) The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and

(h) Other relevant factors.

In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to the Company’s limited capital available for investigation, the Company may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

FORM OF ACQUISITION

The manner in which the Company participates in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of the Company and the promoters of the opportunity, and the relative negotiating strength of the Company and such promoters.

It is likely that the Company will acquire its participation in a business opportunity through the issuance of common stock or other securities of the Company. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called “tax free” reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity. If a transaction were structured to take advantage of these provisions rather than other “tax free” provisions provided under the Code, all prior stockholders would in such circumstances retain 20% or less of the total issued and outstanding shares. Under other circumstances, depending upon the relative negotiating strength of the parties, prior stockholders may retain substantially less than 20% of the total issued and outstanding shares of the surviving entity. This could result in substantial additional dilution to the equity of those who were stockholders of the Company prior to such reorganization.

The present stockholders of the Company will likely not have control of a majority of the voting shares of the Company following a reorganization transaction. As part of such a transaction, all or a majority of the Company’s directors may resign and new directors may be appointed without any vote by stockholders.

In the case of an acquisition, the transaction may be accomplished upon the sole determination of management without any vote or approval by stockholders. In the case of a statutory merger or consolidation directly involving the Company, it will likely be necessary to call a stockholders’ meeting and obtain the approval of the holders of a majority of the outstanding shares. The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal rights to dissenting stockholders. Most likely, management will seek to structure any such transaction so as not to require stockholder approval.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others. If a decision were made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation would not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Company of the related costs incurred.

We presently have no employees apart from our management. Our officers and directors are engaged in outside business activities and currently anticipate that they will devote very limited time to our business until a business opportunity has been identified. We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

(c) Reports to security holders.

(1) The Company is not required to deliver an annual report to security holders and at this time does not anticipate the distribution of such a report.

(2) The Company will file reports with the SEC. The Company will be a reporting company and will comply with the requirements of the Exchange Act.

(3) The public may read and copy any materials the Company files with the SEC at the SEC's Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

ITEM 1A

RISK FACTORS

An investment in the Company is highly speculative in nature and involves an extremely high degree of risk.

There may be conflicts of interest between our management and our non-management stockholders.

Conflicts of interest create the risk that management may have an incentive to act adversely to the interests of other shareholders. A conflict of interest may arise between our management’s personal pecuniary interest and its fiduciary duty to our stockholders. Further, our management’s own pecuniary interest may at some point compromise its fiduciary duty to our stockholders. In particular, the Company’s officers, directors and principal shareholders formed another blind pool or blank check company simultaneously with the formation of the Company, which has a structure and a business plan identical to that of the Company.  It is also likely that the Company's officers and directors will form additional blind pool or blank check companies in the future, with a business plan similar or identical to that of the Company.  The other blind pool or blank check company which was formed at the same time as the Company and has an identical structure and business plan, may be considered to be in direct competition with the Company for available business opportunities, but that competition does not currently create a conflict of interest with the Company because the company currently has an identical group of shareholders.  However, any additional blind pool or blank check companies formed in the future, which do not have the same shareholders and an identical capital structure as the Company, would be in direct competition with the Company for available business opportunities and would create the potential for conflicts of interest.

Our business is difficult to evaluate because we have no operating history.

As the Company has no operating history or revenue and only minimal assets, there is a risk that we will be unable to continue as a going concern and consummate a business combination. The Company has no operating history nor any revenues or earnings from operations since inception. We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in our incurring a net operating loss that will increase continuously until we can consummate a business combination with a profitable business opportunity. We cannot assure you that we can identify a suitable business opportunity and consummate a business combination.

There is competition for those private companies suitable for an acquisition of the type contemplated by management.

The Company is in a highly competitive market for a small number of business opportunities which could reduce the likelihood of consummating a successful business combination. We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with, and acquisitions of, small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

Future success is highly dependent on the ability of management to locate and attract a suitable acquisition.

The nature of our operations is highly speculative and there is a consequent risk of loss of your investment. The success of our plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek business combination(s) with entities having established operating histories, we cannot assure you that we will be successful in locating candidates meeting that criterion. In the event we complete a business combination, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

The Company has no existing agreement for a business combination or other transaction.

We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity. No assurances can be given that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination. Management has not identified any particular industry or specific business within an industry for evaluation. We cannot guarantee that we will be able to negotiate a business combination on favorable terms, and there is consequently a risk that funds allocated to the purchase of our shares will not be invested in a company with active business operations.

Management intends to devote only a limited amount of time to seeking a target company which may adversely impact our ability to identify a suitable acquisition candidate.

While seeking a business combination, management anticipates devoting no more than a few hours per week to the Company's affairs in total. Our officers have not entered into a written employment agreement with us and are not expected to do so in the foreseeable future. This limited commitment may adversely impact our ability to identify and consummate a successful business combination.

Our stockholders may engage in a transaction to cause the Company to repurchase their shares of common stock.

In order to provide an interest in the Company to a third party, our stockholders may choose to cause the Company to sell Company securities to third parties, with the proceeds of such sale being utilized by the Company to repurchase shares of common stock held by the stockholders. As a result of such transaction, our management, principal stockholders and Board of Directors may change.

The time and cost of preparing a private company to become a public reporting company may preclude us from entering into a merger or acquisition with the most attractive private companies.

Target companies that fail to comply with SEC reporting requirements may delay or preclude acquisition. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition. Otherwise suitable acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

The Company may be subject to further government regulation which would adversely affect our operations.

Although we will be subject to the reporting requirements under the Exchange Act, management believes we will not be subject to regulation under the Investment Company Act of 1940, as amended (the “Investment Company Act”), since we will not be engaged in the business of investing or trading in securities. If we engage in business combinations which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act. If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the SEC as to our status under the Investment Company Act and, consequently, violation of the Investment Company Act could subject us to material adverse consequences.

Any potential acquisition or merger with a foreign company may subject us to additional risks.

If we enter into a business combination with a foreign concern, we will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, and capital investment, resource self-sufficiency and balance of payments positions, and in other respects.

There is currently no trading market for our common stock, and liquidity of shares of our common stock is limited.

Our shares of common stock are not registered under the securities laws of any state or other jurisdiction.  All such shares constitute “restricted securities” as that term is defined in Rule 144 under the Securities Act of 1933, and accordingly there is no public trading market for our common stock. Further, no public trading market is expected to develop in the foreseeable future until after the Company completes a business combination with an operating business.  Our currently outstanding shares of common stock cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under, the Securities Act and any other applicable federal or state securities laws or regulations. Compliance with the criteria for securing exemptions under federal securities laws and the securities laws of the various states is extremely complex, and as a result, there is no assurance that our currently outstanding shares will ever be able to be sold in reliance upon exemptions from registration.   The Securities and Exchange Commission has recently adopted amendments to Rule 144 which prohibit resale of outstanding shares of shell companies in reliance on Rule 144 until one year after the Company has ceased being a shell company, as evidenced by the filing of Form 10 information with the SEC.  Accordingly, under current circumstances, no trading market will be expected to develop for our shares until a registration statement under the Securities Act of 1933 has been filed and declared effective.

We have never paid dividends on our common stock.

We have never paid dividends on our common stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into the Company to further its business strategy.

The Company may be subject to certain tax consequences in our business, which may increase our cost of doing business.

We may not be able to structure our acquisition to result in tax-free treatment for the companies or their stockholders, which could deter third parties from entering into certain business combinations with us, or result in being taxed on, consideration received in a transaction. Currently, a transaction may be structured so as to result in tax-free treatment to both companies, as prescribed by various federal and state tax provisions. We intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target entity; however, we cannot guarantee that the business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

Our business will have no revenues unless and until we merge with or acquire an operating business.

We are a development stage company and have had no revenues from operations. We may not realize any revenues unless and until we successfully merge with or acquire an operating business.

The Company intends to issue more shares in a merger or acquisition, which will result in substantial dilution.

Our Certificate of Incorporation authorizes the issuance of a maximum of 100,000,000 shares of common stock and a maximum of 10,000,000 shares of preferred stock. Any merger or acquisition effected by us may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. Moreover, the common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. Our Board of Directors has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock or preferred stock are issued in connection with a business combination or otherwise, dilution to the interests of our stockholders will occur and the rights of the holders of common stock might be materially and adversely affected.

The Company has conducted no market research or identification of business opportunities, which may affect our ability to identify a business to merge with or acquire.

The Company has neither conducted nor have others made available to us results of market research concerning prospective business opportunities. Therefore, we have no assurances that market demand exists for a merger or acquisition as contemplated by us. Our management has not identified any specific business combination or other transactions for formal evaluation by us, such that it may be expected that any such target business or transaction will present such a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available. There is no assurance that we will be able to acquire a business opportunity on terms favorable to us. Decisions as to which business opportunity to participate in will be unilaterally made by our management, which may act without the consent, vote or approval of our stockholders.

Because we may seek to complete a business combination through a “reverse merger”, following such a transaction we may not be able to attract the attention of major brokerage firms.

Additional risks may exist since we will assist a privately held business to become public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of our Company since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our post-merger company in the future.

We cannot assure you that following a business combination with an operating business, our common stock will be listed on NASDAQ or any other securities exchange.

Following a business combination, we may seek the listing of our common stock on NASDAQ or the American Stock Exchange. However, we cannot assure you that following such a transaction, we will be able to meet the initial listing standards of either of those or any other stock exchange, or that we will be able to maintain a listing of our common stock on either of those or any other stock exchange. After completing a business combination, until our common stock is listed on the NASDAQ or another stock exchange, we expect that our common stock would be eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system, or on the “pink sheets,” where our stockholders may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. In addition, we would be subject to an SEC rule that, if it failed to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. Consequently, such rule may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital following a business combination.

This registration statement contains forward-looking statements and information relating to us, our industry and to other businesses.

These forward-looking statements are based on the beliefs of our management, as well as assumptions made by and information currently available to our management. When used in this prospectus, the words “estimate,” “project,” “believe,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks and uncertainties that may cause our actual results to differ materially from those contemplated in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

ITEM 2

FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition and Results of Operation

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

The Company does not currently engage in any business activities that provide cash flow.  In the organizational stages we issued 320,000 shares to compensate the Company founders’ for services provided, which was valued at approximately $3840. We also received approximately $5,000 for 416,668 shares from the private placement sale of common stock, and as of May 31, 2008, we had approximately $5,000 in available working capital. Subsequent to May 31, 2008 we received subscriptions for purchase of a total of 583,332 for a purchase price of approximately $7,000, which is an additional source of working capital.  The costs of investigating and analyzing business combinations for the next 12 months and beyond such time will be paid from our available working capital.

During the next 12 months we anticipate incurring costs related to:

(1)

filing of Exchange Act reports, and

(2)

costs relating to consummating an acquisition.

We believe we will be able to meet these costs through use of currently available funds, through deferral of fees by certain service providers and additional amounts, as necessary, to be loaned to or invested in us by our stockholders, management or other investors.

The Company may consider a business which has recently commenced operations, is a developing company in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur in a public offering.

None of our officers or directors has had any preliminary contact or discussions with any representative of any other entity regarding a business combination with us. Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

The Company anticipates that the selection of a business combination will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, our management believes that there are numerous firms seeking even the limited additional capital that we will have and/or the perceived benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

ITEM 3.

 PROPERTIES.

The Company neither rents nor owns any properties. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

ITEM 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

Security Ownership of Management

          The following table sets forth, as of June 30, 2008, the ownership of each executive officer and director of the Company and of all executive officers and directors of the Company as a group, of its Common Stock. Except as otherwise noted, each person listed below is a sole beneficial owner of the shares and has sole investment and voting power as to such shares.  No person listed below has any options, warrants or other right to acquire additional securities of the Company except as may be otherwise noted.

Title of Class	Name and Address	Amount and Nature of Beneficial Ownership	Percent of Class

Common Stock	Patsy Sessions (1) 3250 W. 114th Circle Unit D Westminster, CO, 80031	700,000 shares held directly (2) 700,000 shares held indirectly (3)	69.31%

Common Stock	Dean Sessions(1) 3250 W. 114th Circle Unit D Westminster, CO, 80031	700,000 shares held directly (4) 700,000 shares held indirectly (5)	69.31%
Common Stock	All Officers and Directors as a Group (2 in Number)	1,400,000 (6)	69.31%

(1)   The named person is an officer and director of the Company.

(2)   Includes 350,000 currently outstanding shares of common stock and 350,000 shares which may be acquired through exercise of outstanding warrants which are currently exercisable to purchase additional shares of common stock for a purchase price of $1.00 per share.  The warrants expire on May 31, 2010.

(3)   Includes 350,000 currently outstanding shares held by Dean Sessions, the spouse of Patsy Sessions, and 350,000 shares which may be acquired by Dean Sessions through exercise of outstanding warrants

(4)    Includes 350,000 currently outstanding shares of common stock and 350,000 shares which may be acquired through exercise of outstanding warrants which are currently exercisable to purchase additional shares of common stock for a purchase price of $1.00 per share.  The warrants expire on May 31, 2010.

(5)    Includes 350,000 currently outstanding shares held by Patsy Sessions, the spouse of Dean Sessions, and 350,000 shares which may be acquired by Patsy Sessions through exercise of outstanding warrants

(6)

Includes 700,000 currently outstanding shares of common stock and 700,000 shares which may be acquired through exercise of outstanding warrants which are currently exercisable to purchase additional shares of common stock for a purchase price of $1.00 per share.  The warrants expire on May 31, 2010.

Security Ownership of Certain Beneficial Owners

           The following table sets forth, as of June 30, 2008, the ownership of each executive officer and director of the Company and of all executive officers and directors of the Company as a group, and of each person known by the Company to be a beneficial owner of 5% or more of its Common Stock. Except as otherwise noted, each person listed below is a sole beneficial owner of the shares and has sole investment and voting power as to such shares.  No person listed below has any options, warrants or other right to acquire additional securities of the Company except as may be otherwise noted.

Title of Class	Name and Address	Amount and Nature of Beneficial Ownership	Percent of Class

Common	Frank Jackson 707 8th Street Boulder, Co 80302	416,666 (1)	27.26%

Common	Jay Lutsky 4807 S. Zang Way Morrison, C0 80465	166,666 (2)	11.88%

Common	Randy Sasaki 1175 Osage St., Suite 204 Denver, Co 80204	166,666 (3)	11.88%

Common	Dean Sessions (4) 3250 W. 114th Circle Unit D Westminster, CO, 80031	700,000 shares held directly 700,000 shares held indirectly (5)	69.31%

Common	Patsy Sessions (4) 3250 W. 114th Circle Unit D Westminster, CO, 80031	700,000 shares held directly 700,000 shares held indirectly (6)	69.31%

Common	John Stearns 1661 SW Harbour Isles Circle Port St. Lucie, FL 34986	450,000 (7)	30.00%

Common	All Officers and Directors as a Group (2 in Number)	1,400,000 (8)	69.31%

(1)

Includes 208,333 currently outstanding shares of common stock and 208,333 shares which may be acquired through exercise of outstanding warrants which are currently exercisable to purchase additional shares of common stock for a purchase price of $1.00 per share.  The warrants expire on May 31, 2010

(2)

 Includes 83,333 currently outstanding shares of common stock and 83,333 shares which may be acquired through exercise of outstanding warrants which are currently exercisable to purchase additional shares of common stock for a purchase price of $1.00 per share.  The warrants expire on May 31, 2010

(3)

  Includes 83,333 currently outstanding shares of common stock and 83,333 shares which may be acquired through exercise of outstanding warrants which are currently exercisable to purchase additional shares of common stock for a purchase price of $1.00 per share.  The warrants expire on May 31, 2010

(4)

The named person is an officer and director of the Company.

(5)

Includes 350,000 currently outstanding shares of common stock and 350,000 shares of common stock which may be acquired upon exercise of outstanding warrants, as well as 350,000 shares held by Patsy Sessions, the spouse of Dean Sessions, and 350,000 shares which may be acquired by Patsy Sessions through exercise of outstanding warrants.

(6)

Includes 350,000 currently outstanding shares of common stock and 350,000 shares of common stock which may be acquired upon exercise of outstanding warrants, as well as 350,000 shares held by Dean Sessions, the spouse of Patsy Sessions, and 350,000 shares which may be acquired by Dean Sessions through exercise of outstanding warrants.

(7)

 Includes 225,000 currently outstanding shares of common stock and 225,000 shares which may be acquired through exercise of outstanding warrants which are currently exercisable to purchase additional shares of common stock for a purchase price of $1.00 per share.  The warrants expire on May 31, 2010.

(8)

  Includes 700,000 currently outstanding shares of common stock and 700,000 shares which may be acquired through exercise of outstanding warrants which are currently exercisable to purchase additional shares of common stock for a purchase price of $1.00 per share.  The warrants expire on May 31, 2010.

ITEM 5.

DIRECTORS AND EXECUTIVE OFFICERS

The respective positions and ages of our directors and executive officers and the year in which each director was first elected are shown in the following table. Each director has been elected to hold office until the next annual meeting of shareholders and thereafter until his successor is elected and has qualified. Vacancies in the existing Board of Directors are filled by majority vote of the remaining Directors. There are no agreements or understandings for any officer or director to resign at the request of another person and no officer or director is acting on behalf of or will act at the direction of any other person.

NAME	AGE	POSITION SINCE

Patsy Sessions	57	President/Chairman, Board of Directors
Dean Sessions	57	Secretary and Treasurer/Director

Patsy Sessions - Mrs. Sessions has served as President and Chairman of the Board of Directors of the since its inception.

In 1978, Mrs. Sessions obtained a Bachelor of Commerce degree from the University of Calgary, with a major in accounting and went on to get a CPA certification.  In 1987, she obtained her NASD Series 7 and Series 24 licenses and worked in partnership with her husband, Dean, in the securities industry until 1993.  From 1993 to the present, Mrs. Sessions has served as the CFO in charge of financial statement preparation and tax filings for several public companies in conjunction with Dean’s mergers and acquisitions business.  In addition, in 1997, Mrs. Sessions obtained her insurance license with GE Capital Assurance’s Long Term Care Division.  From 1999 to the present she has been an independent broker registered with several major Long Term Care insurance providers in Colorado.

Dean Sessions - Mr. Sessions has served as Secretary, Treasurer, and a Director of the Company since its inception.

In May of 1973, Mr. Sessions obtained a Bachelor of Science degree from the University of Colorado.  In September of 1993, he obtained his NASD Series 7 license and joined the Boulder office of E.F. Hutton Securities as an account executive.  He worked in the securities industry in the same capacity with various firms through 1993.  From 1993 to the present, he has worked in the mergers and acquisitions field assisting private companies in their process of public trading and financing.  Additionally, as an investor, he has been involved in various areas of venture capital.  Mr. Sessions is also a golf professional and has attempted to obtain exempt status through the qualifying tournaments on the Nike Tour, PGA Tour and PGA Champions Tour.

The term of office of each director expires at our annual meeting of stockholders or until their successors are duly elected and qualified. Directors are not compensated for serving as such. Officers serve at the discretion of the Board of Directors.

Significant Employees

None.

Family Relationships

             Patsy Sessions, President/Chairman, Board of Directors of Company, is the spouse of Dean Sessions, Secretary and Treasurer/Director.

Involvement in Certain Legal Proceedings

There have been no legal proceedings involving either our directors or executive officers during the past five years that are material to an evaluation of the ability or integrity of any director or executive officer of the Company.

The Board of Directors acts as the Audit Committee and the Board has no separate committees. The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate. Further, the Company believes that it has inadequate financial resources at this time to hire such an expert. The Company intends to continue to search for a qualified individual for hire.

ITEM 6.

 EXECUTIVE COMPENSATION.

The Company’s officers and directors have not received any cash remuneration since inception.  They will not receive any remuneration upon completion of the offering until the consummation of an acquisition. No remuneration of any nature has been paid for or on account of services rendered in such capacity. The Company’s officers and directors intend to devote no more than a few hours a week to our affairs.

It is possible that, after the Company successfully consummates a business combination with an unaffiliated entity, that entity may desire to employ or retain one or a number of members of our management for the purposes of providing services to the surviving entity. However, the Company has adopted a policy whereby the offer of any post-transaction employment to members of management will not be a consideration in our decision whether to undertake any proposed transaction.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

There are no understandings or agreements regarding compensation our management will receive after a business combination that is required to be included in this table, or otherwise.

ITEM 7.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, DIRECTOR INDEPENDENCE

The Company maintains its corporate office in the office of its President, for which it pays no rent.  There are no outstanding agreements with management for administrative services to be rendered to the Company.

             On May 22, 2008, the Company issued shares to the following individuals in the amounts set forth opposite their names in exchange for services rendered:

Name	Number of Units	Consideration

Patsy Sessions	141,666	$1,700
Dean Sessions	141,666	$1,700

               It has also been disclosed that Patsy Sessions is the President/Chairman, Board of Directors of Company, and Dean Sessions is the Secretary and Treasurer/Director of Company.

On May 22, 2008, the same date as the date of formation of the Company, the Company’s Officers and Directors also formed Knight Capital Corp, which is also a blank check or blind pool entity.  Knight Capital Corp has the same capital structure and the same shareholders as the Company, and will be in competition with the Company in seeking acquisition candidates.

ITEM 8.

LEGAL PROCEEDINGS

Presently, there are not any material pending legal proceedings to which the Company is a party or as to which any of its property is subject, and the Company does not know nor is it aware of any legal proceedings threatened or contemplated against it.

ITEM 9.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

(a) Market Information. The Company's Common Stock is not trading on any stock exchange. The Company is not aware of any market activity in its stock since its inception and through the date of this filing.

(b) Holders. As of June 30, 2008, there are 8 record holders of 1,320,000 shares of the Company's Common Stock.

(c) Dividends. The Company has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Company's business.

ITEM 10.

RECENT SALES OF UNREGISTERED SECURITIES.

Name and Address	Date of Sale	Description of Securities Sold (1)	Price Per Unit	Aggregate Purchase Price
Dean Sessions 3250 W. 114th Circle Unit D Westminster, CO, 80031	5/22/08	350,000 Units	$0.012	$4,200.00 including services valued at $1,700 and $2,500 cash
Patsy Sessions 3250 W. 114th Circle Unit D Westminster, CO, 80031	05/22/08	350,000 Units	$0.012	$4,200.00 including services valued at $1,700 and $2,500 cash

John Stearns 1661 SW Harbour Isles Circle Port St. Lucie, FL 34986	05/22/08	16,668 Units	$0.012	Services valued at $200
Grant W. Peck 7331 S. Meadow Ct Boulder, Co 80301	05/22/08	10,000 Units	$0.012	Services valued at $120
Gary S. Joiner 4750 Table Mesa Dr Boulder, Co 80305	05/22/08	10,000 Units	$0.012	Services valued at $120
John Stearns 1661 SW Harbour Isles Circle Port St. Lucie, FL 34986	06/15/08	208,333 Units	$0.012	$2,500.00
Frank Jackson 707 8th Street Boulder, Co 80302	06/15/08	208,333 Units	$0.012	$2,5000.00
Randy Sasaki 1175 Osage St Suite 204 Denver, Co 80204	06/15/08	83,333 Units	$0.012	$1,000.00
Jay Lutsky 4807 S. Zang Way Morrison, Co 80465	06/15/08	83,333 Units	$0.012	$1,000

(1)      All of the securities sold were Units consisting of one share Common Stock and one Class A Warrant for the purchase of one share Common Stock for $1.00 with an expiration date of May 31, 2010.

 All Units were offered and sold in reliance upon the private offering exemption from registration provided by Section 4(2) of the Securities Act.  Neither the Company nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising.  All purchasers represented in writing that they acquired the securities for their own accounts. A Rule 144 restrictive legend was placed on the stock certificates and warrant certificates representing the Units sold, stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom.

ITEM 11.

DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

(a) Common or Preferred Stock.

The Company is authorized by its Certificate of Incorporation to issue an aggregate of 110,000,000 shares of capital stock, of which 100,000,000 are shares of common stock(the "Common Stock"), no par value and 10,000,000 are shares of preferred stock, no par value(the “Preferred Stock”). As of the date hereof, a total of 1,320,000 shares of Common Stock are issued and outstanding.

  All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company's Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to this Form 10-SB.

(b) Debt Securities. None.

(c) Other Securities To Be Registered. None.

ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company’s Bylaws include provisions requiring the Company to provide indemnification for officers, directors, and other persons.  The following describes the terms of the indemnification:

To the fullest extent permitted by the laws of the State of Colorado (currently set forth in C.R.S 7-109), as the same now exists or may hereafter be amended or supplemented, the Corporation shall indemnify its directors and officers, including payment of expenses as they are incurred and in advance of the final disposition of any action, suit, or proceeding. Employees, agents, and other persons may be similarly indemnified by the Corporation, including advancement of expenses, in such case or cases and to the extent set forth in a resolution or resolutions adopted by the Board of Directors. No amendment of this Section shall have any effect on indemnification or advancement of expenses relating to any event arising prior to the date of such amendment.

The Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of suit, litigation or other proceedings which is specifically permissible under applicable law.

To the fullest extent permitted by the laws of the State of Colorado (currently set forth in C.R.S 7-109), as the same now exists or may hereafter be amended or supplemented, the Corporation may purchase and maintain insurance and make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, for any liability asserted against such person and liability and expense incurred by such person in its capacity as a director, officer, employee, or agent, or arising out of such person's status as such, whether or not the Corporation has the authority to indemnify such person against such liability and expenses.

ITEM 13.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

                                                     IBI ACQUISITIONS INC.

 FINANCIAL STATEMENTS

May 31, 2008

RONALD R. CHADWICK, P.C.

Certified Public Accountant

2851 South Parker Road, Suite 720

Aurora, Colorado  80014

Telephone (303)306-1967

Fax (303)306-1944

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

IBI Acquisitions Inc.

Westminster, Colorado

I have audited the accompanying balance sheet of IBI Acquisitions Inc. as of May 31, 2008, and the related statements of operations, stockholders' equity and cash flows for the period from May 22, 2008 (inception) through May 31, 2008. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IBI Acquisitions Inc. as of May 31, 2008, and the results of its operations and its cash flows for the period from May 22, 2008 (inception) through May 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements the Company has suffered a loss from operations and has conducted only limited operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Aurora, Colorado

                                                                Ronald R. Chadwick, P.C.

 June 12, 2008

                                                       RONALD R. CHADWICK, P.

IBI ACQUISITIONS INC.
(A Development Stage Company)
BALANCE SHEET

May 31, 2008
ASSETS

Current assets
Cash	$ 5,000
Total current assets	5,000

Total Assets	$ 5,000

LIABILITIES & STOCKHOLDERS' EQUITY

Total Liabilities	$ -

Stockholders' Equity
Preferred stock, no par value;
10,000,000 shares authorized;
none issued and outstanding	-
Common stock, no par value;
100,000,000 shares authorized;
736,668 shares issued and outstanding	8,840
Additional paid in capital	-
Common stock subscribed (583,332 shares)	(7,000)
Stock subscription receivable	7,000
Deficit accumulated during the development stage	(3,840)

Total Stockholders' Equity	5,000

Total Liabilities and Stockholders' Equity	$ 5,000

The accompanying notes are an integral part of the financial statements.

IBI ACQUISITIONS INC.
A Development Stage Company)
STATEMENT OF OPERATIONS

May 22, 2008
(Inception of
dev. stage)
through
May 31, 2008

Revenue	$ -

Operating expenses:
General and administrative	3,840
3,840

Income (loss) from operations	(3,840)

Other income (expense):	-

Income (loss) before provision
for income taxes	(3,840)

Provision for income tax	-

Net income (loss)	$ (3,840)

Net income (loss) per share
(Basic and fully diluted)	$ (0.01)

Weighted average number of
common shares outstanding	736,668

The accompanying notes are an integral part of the financial statements.

IBI ACQUISITIONS INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY

				Deficit
	Common Stock			Accumulated	Stock-
		No Par	Paid In	During	holders'
	Shares	Amount	Capital	Dev. Stage	Equity

Balances at May 22, 2008	-	$ -	$ -	$ -	$ -

Compensatory stock issuance -
founders	320,000	3,840			3,840

Sales of common stock	416,668	5,000			5,000

Net income (loss) for the period				(3,840)	#####

Balances at May 31, 2008	736,668	8,840	-	(3,840)	5,000

The accompanying notes are an integral part of the financial statements.

IBI ACQUISITIONS INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS

May 22, 2008
(Inception of
dev. stage)
through
May 31, 2008

Cash Flows From Operating Activities:
Net income (loss)	$ (3,840)

Adjustments to reconcile net loss to
net cash provided by (used for)
operating activities:
Compensatory stock issuances	3,840
Net cash provided by (used for) operating activities	-

Cash Flows From Investing Activities:
Net cash provided by (used for) investing activities	-

Cash Flows From Financing Activities:
Sales of common stock	5,000
Net cash provided by (used for) financing activities	5,000

Net Increase (Decrease) In Cash	5,000

Cash At The Beginning Of The Period	-

Cash At The End Of The Period	$ 5,000

Schedule Of Non-Cash Investing And Financing Activities

None

Supplemental Disclosure

Cash paid for interest	$ -
Cash paid for income taxes	$ -

The accompanying notes are an integral part of the financial statements.

IBI ACQUISITIONS INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

IBI Acquisitions Inc. (the “Company”), was incorporated in the State of Colorado on May 22, 2008. The Company was formed to explore merger and acquisitions opportunities with other companies. The Company is currently considered to be in the development stage, having generated no revenues and conducted only limited activities.

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less as cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income tax

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 (“SFAS 109”). Under SFAS 109 deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net income (loss) per share

The net income (loss) per share is computed by dividing the net income (loss) by the weighted average number of shares of common outstanding. Warrants, stock options, and common stock issuable upon the conversion of the Company's preferred stock (if any), are not included in the computation if the effect would be anti-dilutive and would increase the earnings or decrease loss per share.

Fiscal year

The Company employs a fiscal year ending May 31.

IBI ACQUISITIONS INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

Revenue recognition

Revenue is recognized on an accrual basis after services have been performed under contract terms, the price to the client is fixed or determinable, and collectibility is reasonably assured.

Property and equipment

Property and equipment are recorded at cost and depreciated under the straight line method over each item's estimated useful life.

Financial Instruments

The carrying value of the Company’s financial instruments, as reported in the accompanying balance sheet, approximates fair value.

Stock based compensation

The Company accounts for employee and non-employee stock awards under SFAS 123(r), whereby equity instruments issued to employees for services are recorded based on the fair value of the instrument issued and those issued to non-employees are recorded based on the fair value of the consideration received or the fair value of the equity instrument, whichever is more reliably measurable.

NOTE 2. INCOME TAXES

Deferred income taxes arise from the temporary differences between financial statement and income tax recognition of net operating losses. These loss carryovers are limited under the Internal Revenue Code should a significant change in ownership occur. The Company accounts for income taxes pursuant to SFAS 109. At May 31, 2008, the Company had approximately $4,000 in unused federal net operating loss carryforwards, which begin to expire principally in the year 2027. A deferred tax asset of approximately $800 resulting from the loss carryforward has been offset by a 100% valuation allowance. The change in the valuation allowance in fiscal year 2008 was approximately $800.

IBI ACQUISITIONS INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 3.  GOING CONCERN

The Company has suffered a loss from operations and has limited operations, and in all likelihood will be required to make significant future expenditures in connection with marketing efforts along with general administrative expenses. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The Company may raise additional capital through the sale of its equity securities, through an offering of debt securities, or through borrowings from financial institutions. By doing so, the Company hopes through marketing efforts to consummate merger and acquisition transactions. Management believes that actions presently being taken to obtain additional funding provide the opportunity for the Company to continue as a going concern.

ITEM 14.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

  We have had no changes in or disagreements with our accountants required to be disclosed pursuant to Item 304 of Regulation S-B.

ITEM 15.

FINANCIAL STATEMENTS AND EXHIBITS

INDEX TO EXHIBITS.

Exhibit Number	Description

3.1	Articles of Incorporation.

3.2	By-Laws.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

IBI ACQUISITIONS INC.

/s/Patsy Sessions

By: ___________________________________

Patsy Sessions, President and Director

Date:  July 21, 2008